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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE                        CONTACT:  Carl Price, President
April 28, 1999                               (713) 236-9792





             FUTURE PETROLEUM ANNOUNCES REINCORPORATION, NAME CHANGE
                         AND INCREASE IN CAPITAL STOCK



Houston- Future Petroleum Corporation (OTC Bulletin Board "FUPT") announced today that on April 26, 1999 it completed a reincorporation merger into a Texas subsidiary. In connection with the reincorporation merger, the company also changed its name to "Bargo Energy Company" and caused an increase in the amount of capital stock available for issuance. Effective April 29, 1999, the common stock of the company will be traded on the OTC under the symbol "BARG."